SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-177500

HAPYKIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7311 (Primary Standard Industrial Classification Code Number)	45-2859440 (I.R.S. Employer Identification Number)

6409 E. Nisbet Road

Scottsdale, AZ 85254

(480) 242-3061

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA  92103

(619) 546-6100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	3,000,000	$0.10	$300,000	$34.83

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated  February ____, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

HAPYKIDZ.COM, INC.

6409 E. Nisbet Road

Scottsdale, AZ 85254

(480) 242-3061

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of HapyKidz.com, Inc. We are offering for sale a total of 3,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Holli Morris, will attempt to sell the shares directly to friends, family members and business acquaintances. Ms. Morris will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Ms. Morris will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $300,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (20% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	N/A	$15,000	$105,000	$180,000	$255,000
Total	$0.10	N/A	$15,000	$105,000	$180,000	$255,000

HapyKidz.com, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities Act of 1933. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Our independent registered public accountant has issued an audit opinion for HapyKidz.com, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF HAPYKIDZ.COM, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is  February ____, 2012

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

HapyKidz.com, Inc. (“HapyKidz” or the “Company”) was incorporated in the State of Nevada on July 28, 2011. Our company plans to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.hapykidz.com. Our corporate headquarters are located at 6409 E. Nisbet Road, Scottsdale, Arizona 85254, but we plan to launch our business throughout the greater Phoenix, Arizona area, which will include most of the large cities within Maricopa County.

The Company will be an Internet-based company that provides daily deals/coupons to consumers within Maricopa County, Arizona. The goal of the Company is to utilize the proven business models of companies such as Groupon® and Living Social® to design and develop a daily deal e-commerce company that will focus on the niche market of family-oriented merchants. We believe that the growth of companies such as Groupon and Living Social have proven that there is a large market for “daily deal” website companies. Our strategy will utilize many of the same ideas, yet will capitalize on two key features: family-oriented deals and charitable donations.  Family-oriented deals refer to those deals for products and services that we believe are suitable and content-appropriate for all members of the average family and that are designed for family members to use and enjoy together, such as discounts on family vacation packages, outdoor activities, restaurants and more.  The charitable donations that we intend to give to local charities will be 50% of our net profits from consumers’ purchases, even if the Company is not profitable.

Although we were only recently incorporated and have not yet commenced business operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's unsteady financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to meet this demand.  Currently, there is no public trading market for our Common Stock and no such market may ever develop, which may limit the Company’s ability to raise funds through equity financings or to use its shares as consideration.  However, management believes that the Company will be able to meet all requirements to be quoted on the OTC Bulletin Board including being current in all required filings with the Securities and Exchange Commission ("SEC") following the declared effectiveness of this Offering.  Further, even though the Company’s Common Stock will likely be considered a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater opportunity to provide liquidity to our shareholders.

Further, our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development and maintenance of websites or a daily/weekly coupon website company. Nevertheless, Ms. Morris has several years of management experience and intends to devote a significant amount of time and effort to the Company.  She is in charge of overseeing all development strategies, supervising any and all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform and the establishment of our future sales team.

To this end, we intend to retain a qualified website developer on a contract basis to build the website platform that we envision.  Although, we do not have any verbal or written agreements regarding the retention of any qualified website developer, we have been in contact with several graphic design companies and website developers in order to estimate the expected costs of our website launch. Once we are able to develop our proposed website platform, we will initially provide consumers with savings and help families discover new things to do, see, eat, and buy within Maricopa County, Arizona.  Our Company will strive to promote family values and goodwill by emphasizing our business model of providing savings to consumers and we intend to help the local community through charitable donations. We believe that by linking consumers with merchants, our business model will benefit consumers, merchants and charities within Maricopa County by creating savings for consumer families, stimulating the local economy and generating funds to be donated to local charities.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our products and services. We will seek out such financings as necessary to allow the Company to continue to grow our business operations and to cover such costs, excluding professional fees, associated with being a reporting Company with the SEC.  We estimate such costs to be approximately $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company.  We hope that we will be able to complete this Offering within the coming months. We anticipate fully-launching our business operations approximately three to four months after the completion of this Offering.  We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering.  If we raise $45,000 or less from this Offering, we will have to seek out additional capital from alternate sources to repay our investors and execute our business plan.  If we receive nominal proceeds from this Offering, we will need a minimum of $60,000 from additional financing sources to commence our business operations. This amount will allow us to repay our initial loans to cover our offering expenses and to develop and launch our website. We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us. Failure to raise additional financing will cause us to go out of business.

As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs.  Our potential to generate revenue can be affected by the strength of our proposed website platform, our marketing and advertising strategies, the number of employees and consultants we will retain, and several other factors. These factors are directly related to the amount of proceeds we receive from this Offering, as the greater amount of proceeds we receive, the greater amount of capital we can use towards our business operations (see “Use of Proceeds” chart).

Neither the Company, Ms. Morris, nor any other affiliated nor unaffiliated entity of the Company or Company promoters has any plans to use the Company as a vehicle for a private company to become a reporting company once HapyKidz.com, Inc. becomes a reporting company. Additionally, we do not believe that the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended, because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

For a further discussion of our Company, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

SUMMARY OF THIS OFFERING

The Issuer	HapyKidz.com, Inc.

Securities being offered	Up to 3,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation

You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 7,500,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Holli Morris.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 3,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.10 per Share for net proceeds to the Company at $300,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to repay our initial investors back for all expenses incurred relating to this Offering, and then implement our business plan. If we sell 15% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to repay our investors and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds to pay administrative and professional expenses and to implement our business development and growth strategies.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt to implement its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell only 15% of the offered shares, the proceeds would be just enough to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with a limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed website platform and future products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company including information required pursuant to Regulation S-K, information required in a registration statement on Form 10, and certain financial information. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are subject to additional reporting and disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and 4) a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144.

Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At August November 301, 2011 we had cash on hand of $5,4196,743 and accumulated a deficit of $23,7379,688. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Holli Morris currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Ms. Morris are inconsistent with the best interests of other stockholders.

Ms. Morris, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, would own 71.43% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Ms. Morris will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Morris may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At August November 301, 2011, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $23,737 9,688 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our future website platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of the effectiveness of our Registration Statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our Registration Statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that she devotes to the Company. She is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform, and the establishment of our future sales team. The loss of her, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Ms. Morris and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such she is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Ms. Morris, has other outside business activities and as such, she is not devoting all of her time to the Company, which could cause our business to fail.  Ms. Morris currently works 30 to 35 hours per week for Wells Fargo in the mortgage industry as a Sales Assistance Consultant.  The Company believes that Ms. Morris’ current position with Wells Fargo does not and will not create a direct or indirect conflict of interest with the goals of the Company.  Ms. Morris is committed to devote approximately 30 to 40 hours per week to our operations.  Our operations may be sporadic and occur at times when Ms. Morris is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our sole officer and director, Ms. Holli Morris, has no experience managing a public company which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws.  Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

The daily deal website industry has experienced rapid growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

Our industry has grown rapidly as merchants and consumers have increasingly used the Internet marketplace. Further, the daily deal website industry is relatively new and with the success of companies like Groupon and Living Social, has seen a flood of new participants seeking to enter this space. Accordingly, given the limited history, it is difficult to predict whether this market will continue to grow or whether it can be maintained. It is foreseeable that merchants or subscribers could broadly determine that they no longer believe in the value of our proposed products. If this occurs we could see a substantial negative effect upon the market. Our success will depend on our ability to adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed.

If we fail to acquire subscribers to purchase our proposed products, our business will be significantly harmed.

We must acquire subscribers to purchase our proposed products in order to generate revenue and achieve profitability. We cannot assure you that any revenue that we may generate will ultimately exceed the costs involved with acquiring new subscribers. If subscribers do not perceive our offers to be of high value and quality or if we fail to introduce new deals or deals customized to our subscribers’ interests, we may not be able to acquire or retain subscribers.

We believe that many of our new subscribers will originate from word-of-mouth and non-paid referrals from existing subscribers, and therefore we must ensure that our existing subscribers remain satisfied and loyal to our Company in order to continue receiving those referrals. Once we establish a subscriber base, if our efforts to satisfy our established subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new subscribers. A decline in the number of subscribers or subscriber satisfaction would have an adverse effect on our business, financial condition and results of operations.

Our business model may limit our ability to generate significant revenues and to operate profitably, which could cause the Company to cease all operations.

Our business model may not be sufficiently designed to withstand competition from larger, more established daily deal companies because, compared to our competitors, we will offer merchants a larger percentage of revenue generated from our business.  However, we hope to set our Company apart from our competition and acquire a large subscriber base by donating a portion of our net profits to local charities.  Within our business model, for each completed transaction, 70% of the revenue will be distributed to the merchant and 30% of the revenue will be distributed to the Company. Of the 30% distributed to the Company, the Company will deduct a pro rata portion (based on the purchase price of the deal) of its overall business operating expenses and the costs associated with offering the deal, not to exceed 20% of the revenue received from the transaction.  Such operating expenses and costs will include the Company’s marketing costs, wages, consulting fees, costs associated with establishing and maintaining the Company’s website, and general and administrative costs.   After these expenses and costs have been deducted from the 30%, the remaining net profits, which shall be no less than 10% of the revenue received from the transaction, will be split evenly between a local charity and the Company.  Based on this structure, the charity will never receive less than 5% of the total revenue from each completed purchase, even if the Company is not profitable.

This payout structure will be the same for each deal for each of our Daily Dealeo, National Dealeo and Dealeo on the Go products.  Accordingly, we will adjust the purchase price of each deal to cover the respective amounts to be paid to the merchant, Company and charity.  As a result, the purchase price of a deal may be higher than what a consumer may be willing to pay.  This could affect our ability to sell our intended deals, acquire large numbers of subscribers or gain market acceptance of our products and services.  Further, it is unknown at this time if the large percentage of revenue that we intend to offer merchants and charities will limit our ability to generate substantial revenues.  This may prevent our Company from operating profitably; if we are unable to operate profitably, we may be forced to cease all business operations.

If we are unable to maintain favorable terms with our merchants, our expected profits may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of merchants who use our proposed website or applications. When a merchant partners with us to offer a deal for its products or services, that merchant will receive seventy percent (70%) of the revenue from each product or service sold. If our merchants decide that utilizing our website or applications does not provide an effective means of attracting customers or selling their goods and services, they may demand a higher percentage of the revenue from each product sold or discontinue using our services, either of which would adversely affect our profits.

If our merchants do not meet the needs and expectations of our subscribers, our business could suffer.

Our business will depend on having a reputation for providing high-quality deals from highly rated merchants in the local community; as a result, our brand name and reputation may be harmed by actions taken by merchants that are beyond our control. Any shortcomings of any of our merchants, particularly with respect to the quality or value of the deal offered, may be mistakenly attributed to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our brand.

Our business is highly competitive which presents an ongoing threat to the success of our business.

We expect competition in e-commerce, generally, and daily deal websites, in particular, to continue to increase because there are no significant barriers to entry into this market. Recently, a substantial number of daily deal websites have emerged nationally. In addition to these new competitors, we expect to compete against large Internet and technology-based businesses, such as Facebook®, Google® and Microsoft®, each of which has launched initiatives which are directly competitive to our business. We also expect to compete against other Internet websites that are focused on specific communities or interests and offer coupons or discount arrangements related to such communities or interests. We will also compete with traditional offline coupon and discount services, as well as newspapers, magazines and other traditional media companies who provide coupons and discounts on products and services.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger subscriber bases than we do. These factors may allow our competitors to benefit from their existing subscriber base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger subscriber bases or generate revenue from their subscriber bases more effectively than we do. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could scare subscribers away from our website, reduce our market share and adversely impact our expected gross profit.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience growth in demand for our future products once we are able to launch our proposed website platform. We expect our number of employees, subscribers and merchants to increase significantly once we launch our platform, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various merchants, subscribers, charities, website developers and other third parties. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

The implementation of the CARD Act and similar state laws may harm our business and results of operations.

The Company’s intended products, including Daily Dealeos, National Dealeos, and Dealeos on the Go may be considered gift cards, gift certificates, stored value cards or prepaid cards and therefore governed by, among other laws, the CARD Act and similar state laws governing such matters. Many of these laws contain provisions governing the use of gift cards, gift certificates, stored value cards or prepaid cards, including specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. For example, if our intended products are subject to the CARD Act, it is possible that the purchase value, which is the amount equal to the price paid for a Daily Dealeo, for example, or the promotional value, which is the add-on value of the Daily Dealeo in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the Daily Dealeo was issued; (ii) the Daily Dealeo's stated expiration date (if any); or (iii) a later date provided by applicable state law. In the event that it is determined that our intended products are subject to the CARD Act or any similar state law or regulation, our liabilities with respect to unredeemed deals may be materially higher than the amounts shown in our future financial statements and we may be subject to additional fines and penalties. In addition, if federal or state laws require that the face value of our future offered deals have a minimum expiration period beyond the period desired by a merchant for its promotional program, or no expiration period, this may affect the willingness of merchants to issue deals through our website or applications in jurisdictions where these laws apply, which could have a material negative impact upon our business.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce, including the e-commerce marketplace that we intend to create through our website. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing or future laws governing such issues will affect the Internet, e-commerce or our business.  Failure to comply with these laws and regulations could result in substantial fines or suspension of our operations, which would substantially harm our business and financial results.

New tax treatment of companies engaged in Internet commerce may adversely affect the use of our proposed website and products and harm our business operations.

Due to the global nature of the Internet, it is possible that various states might attempt to regulate our transactions or levy sales, income or other taxes relating to our activities. Tax authorities at the federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in Internet commerce. New or revised federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and, in particular, sales taxes and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Failure to comply with existing federal and state privacy laws and regulations, or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention on the capture and use of location-based information relating to users of smartphones and other mobile devices. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future products. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business.

The success of our business will depend on our ability to develop a website platform capable of sustaining rapid growth and development; any significant disruption in service on our website or applications could result in a loss of subscribers or merchants.

Subscribers will access our deals through our proposed website and applications for mobile devices and tablets. Our reputation and ability to acquire, retain and serve our subscribers will be dependent upon the reliable performance of our website and applications and the underlying network infrastructure. As our subscriber base and the amount of information shared on our website and applications begin to grow, we will need an increasing amount of network capacity and computing power. We intend to employ an information technology team to handle the traffic to our website and applications. The operation of these systems will be expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic to our website and applications grows more quickly than anticipated, we may be required to incur significant additional costs for the repair or maintenance of our infrastructure and the hiring of additional technical personnel. Interruptions in our systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or performance of our website and applications, prevent our subscribers from accessing our website or applications and as a result, significantly harm our business.

Our Company will rely entirely on online commerce to conduct secure sales transactions over the Internet. Outdated technologies, security breaches to our systems, or problems with our Internet infrastructure could cause interruptions to our business, impact our reputation with customers and harm our operating results.

Our Company will rely entirely on online commerce to offer our proposed products and services.  Online commerce is rapidly evolving and a fundamental aspect of our business will be our ability to keep up with these changes.  If we fail to respond to technological changes or to adequately maintain, upgrade or develop our proposed website platform and the systems used to process subscribers’ purchases, we will not be able to keep up with the rapid growth of online commerce and our business could fail.  Further, a fundamental requirement for online commerce is the secure transmission of confidential information over public networks.  Our proposed website platform will store and transmit merchants’ and subscribers’ information, some of which may be private, and security breaches or glitches in our Internet infrastructure could expose us to a risk of loss of this information and result in potential liability and litigation. Like all websites, our website is vulnerable to computer viruses, technical failures, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security, malfunctions in our Internet infrastructure, a complete shutdown of our proposed website, or the loss or unauthorized disclosure of confidential information, our intended merchants or subscribers may lose trust and confidence in us.  Any one of these factors could harm our business, prospects, financial condition and results of operations.

Our Company will rely entirely on online commerce to conduct secure sales transactions over the Internet.  Outdated technologies, security breaches to our systems, or problems with our Internet infrastructure could cause interruptions to our business, impact our reputation with customers and harm our operating results.

Our Company will rely entirely on online commerce to sell our proposed products and services.  Online commerce is rapidly evolving and a fundamental aspect of our business will be our ability to keep up with these changes.  If we fail to respond to technological changes or to adequately maintain, upgrade or develop our proposed website platform and the systems used to process subscribers’ purchases, we will not be able to keep up with the rapid growth of online commerce and our business could fail.  Further, a fundamental requirement for online commerce is the secure transmission of confidential information over public networks.  Our proposed website platform will store and transmit merchants’ and subscribers’ information, some of which may be private, and security breaches or glitches in our Internet infrastructure could expose us to a risk of loss of this information and result in potential liability and litigation. Like all websites, our website is vulnerable to computer viruses, technical failures, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security, malfunctions in our Internet infrastructure, a complete shutdown of our proposed website, or the loss or unauthorized disclosure of confidential information, our intended merchants or subscribers may lose trust and confidence in us.  Any one of these factors could harm our business, prospects, financial condition and results of operations.

We may not be able to obtain trademark protection of our products and services due to the fact that there is an application pending with the United States Patent and Trademark Office covering the term “DEALEO”.  Further, we may not be able to adequately protect our future intellectual property rights or may be accused of infringing intellectual property rights of third parties, either of which could limit our ability to become profitable.

We will regard our future subscriber list, trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements with our future employees and third parties to protect our proprietary rights.

We intend to apply for trademark protection in the United States of “HAPYKIDZ”, “DAILY DEALEO”, “NATIONAL DEALEO”, and “DEALEO ON THE GO”.  However, we may not be able to obtain trademark protection of or use “DAILY DEALEO”, “NATIONAL DEALEO” or “DEALEO ON THE GO”. The Company is aware that there is an application pending with the United States Patent and Trademark Office covering the term “DEALEO”. Accordingly, the Company may have to alter or create such alternate terms in the future in order to avoid infringement claims. We intend seek copyright protection of our HAPYKIDZ logo in the United States.  We may later seek patent protection in the United States of the technologies that will drive our website platform and our applications.

Accordingly, we may be sued for infringing the intellectual property rights of others or be subject to litigation based on allegations of infringement or other violations of intellectual property rights, such as using “DAILY DEALEO”, “NATIONAL DEALEO” or “DEALEO ON THE GO” in association with our products and services. Regardless of the merits, intellectual property claims are often time-consuming and expensive to litigate and settle. In addition, to the extent that claims brought against us are successful, we may have to pay substantive monetary damages or discontinue any of our products or services that are found to be in violation of another party’s rights. We also may have to seek a license and make royalty payments to continue selling our products and services, which may significantly increase our operating expenses.

Our business may be subject to seasonal sales fluctuations which could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our merchants, may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using a variety of methods, including credit cards, debit cards and gift certificates. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time, raise our operating costs and lower our profitability. We will rely on third parties to provide payment processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending August 31, 2012, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2012. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $300,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
600,000 shares (20%)	$60,000			$15,000	Website Platform Development(3)	$15,000
		SEC Filings	$1,000		Website Maintenance	$-0-
		Transfer Agent	$1,000		Marketing	$-0-
		Misc. Expenses	$3,000		Sales Staff	$-0-
		Legal & Accounting	$40,000		Working Capital(2)	$-0-

		TOTAL	$45,000		TOTAL	$15,000
1,500,000 shares (50%)	$150,000			$105,000	Website Platform Development(3)	$18,000
		SEC Filings	$1,000		Website Maintenance	$5,000
		Transfer Agent	$1,000		Marketing	$16,000
		Misc. Expenses	$3,000		Sales Staff	$40,000
		Legal & Accounting	$40,000		Working Capital(2)	$26,000

		TOTAL	$45,000		TOTAL	$105,000
2,250,000 shares (75%)	$225,000			$180,000	Website Platform Development(3)	$18,000
		SEC Filings	$1,000		Website Maintenance	$20,000
		Transfer Agent	$1,000		Marketing	$32,000
		Misc. Expenses	$3,000		Sales Staff	$80,000
		Legal & Accounting	$40,000		Working Capital(2)	$30,000

		TOTAL	$45,000		TOTAL	$180,000
3,000,000 shares (100%)	$300,000			$255,000	Website Platform Development(3)	$18,000
		SEC Filings	$1,000		Website Maintenance	$25,000
		Transfer Agent	$1,000		Marketing	$32,000
		Misc. Expenses	$3,000		Sales Staff	$80,000
		Legal & Accounting	$40,000		Working Capital(2)	$100,000

		TOTAL	$45,000		TOTAL	$255,000

(1) Offering expenses have been rounded to $45,000 and have been partially paid from initial loans from Holli Morris, our sole officer and director.

(2) General Working Capital may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general and miscellaneous operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

(3) Through our initial research, we have found quotes between $15,000 and $18,000 for the full development of our proposed website platform.

If 100% of the offered shares are sold we will receive the maximum proceeds of $255,000, after offering expenses have been paid.  We intend to allocate $18,000 to the development of our proposed website platform. We will also budget $25,000 to pay independent website developers for the continued maintenance of our platform through the first twelve months. We intend to employ two full time sales representatives within our first year of operations and will budget $40,000 per employee. We plan to hire a marketing firm during the fourth month following this Offering to launch a marketing campaign lasting eight months. For this marketing campaign, we will budget $32,000. Further, we will use $100,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $180,000, after offering expenses have been paid.  We will still allocate $18,000 to the development of our proposed website platform, yet cut our budget to $20,000 to pay independent website developers for the continued maintenance of our platform through the first twelve months. We intend to employ two full time sales representatives within our first year of operations, at a salary of $40,000 per employee. We plan to hire a marketing firm during the fourth month following this Offering, and launch a marketing campaign lasting eight months. For this marketing we will budget $32,000. Only $30,000 of our net proceeds will be allocated as working capital for administrative and professional fees.

If 50% of the offered shares are sold we will receive $105,000, after offering expenses have been paid.  In this instance, we still plan to allocate $18,000 to the development of our proposed website platform, yet significantly cut our maintenance budget to $5,000 to pay independent website developers for the continued maintenance of our platform. If only 50% of the offered shares are sold, we intend to employ only one full time sales representative within our first year of operations, at a salary of $40,000. We will hire a marketing firm during the fourth month following this Offering, to initiate a marketing campaign for just four months and will budget $16,000 for this marketing campaign.  Only $26,000 of our net proceeds will be allocated towards working capital for administrative and professional fees.

If 20% of the offered shares are sold we will receive $15,000, after offering expenses have been paid. In this instance, we will allocate all $15,000 to the development of our proposed website platform, which may not be sufficient to complete development. In this instance, we will have to seek out additional capital from alternate sources to execute our plan of operations. If such funds are not available our business will likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Ms. Morris for her services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 7,500,000 shares of Common Stock issued and outstanding. The Company is registering an additional 3,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Holli Morris will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Ms. Morris is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Morris will not be compensated in connection with her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Morris is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Ms. Morris will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Morris has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, she has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.

receive, review and execute and deliver a Subscription Agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 3,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	7,500,000	71.43%	$7,500(1)	2.44%	$0.001
Purchasers of Shares	3,000,000	28.57%	$300,000	97.56%	$0.10
Total	10,500,000	100%	$307,500	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 7,500,000 shares of its Common Stock, $0.001 par value per share to our President, Ms. Holli Morris, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 30, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at 11/30/11	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.02 per share	$0.02 per share	$0.01 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.08 per share	$0.08 per share	$0.09 per share
Percent Dilution to New Investors	80%	80%	90%

If 100% of the offered shares are sold we will receive the maximum proceeds of $255,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $180,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $105,000 after offering expenses have been deducted.  If we sell 15% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 6409 E. Nisbet Road, Scottsdale, AZ 85254 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our Company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HAPYKIDZ.COM, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

The Company was incorporated in the State of Nevada on July 28, 2011.  Our company plans to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.hapykidz.com. Our corporate headquarters are located at 6409 E. Nisbet Road, Scottsdale, Arizona 85254, but we plan to launch our business throughout the greater Phoenix, Arizona area, which will include most of the large cities within Maricopa County.

The Company will be an Internet-based company that provides daily deals/coupons to consumers within Maricopa County, Arizona. The goal of the Company is to utilize the proven business models of companies such as Groupon® and Living Social® to design and develop a daily deal e-commerce company that will focus on the niche market of family-oriented merchants. We believe that the growth of companies such as Groupon and Living Social have proven that there is a large market for “daily deal” website companies. Our strategy will utilize many of the same ideas, yet will capitalize on two key features: family-oriented deals and charitable donations.  Family-oriented deals refer to those deals for products and services that we believe are suitable and content-appropriate for all members of the average family and that are designed for family members to use and enjoy together, such as discounts on family vacation packages, outdoor activities, restaurants and more.  The charitable donations that we intend to give to local charities will be 50% of our net profits from consumers’ purchases, even if the Company is not profitable.

Our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development and maintenance of websites or a daily/weekly coupon website company. Nevertheless, Ms. Morris has several years of management experience and intends to devote a significant amount of time and effort to the Company.  She is in charge of overseeing all development strategies, supervising any and all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform and the establishment of our future sales team.

To this end, we intend to retain a qualified website developer on a contract basis to build the website platform that we envision.  Although, we do not have any verbal or written agreements regarding the retention of any qualified website developer, we have been in contact with several graphic design companies and website developers in order to estimate the expected costs of our website launch. Once we are able to develop our proposed website platform, we will initially provide consumers with savings and help families discover new things to do, see, eat, and buy within Maricopa County, Arizona.  Our Company will strive to promote family values and goodwill by emphasizing our business model of providing savings to consumers and we intend to help the local community through charitable donations. We believe that by linking consumers with merchants, our business model will benefit consumers, merchants and charities within Maricopa County by creating savings for consumer families, stimulating the local economy and generating funds to be donated to local charities.

Current Operations

Since inception, our operations have consisted of the incorporation of our Company in the State of Nevada, the organization of our business and the design of our business model.  We have conducted Internet research of the online deal-a-day industry to determine whether our business plan can become a viable and profitable business as we move forward.  We researched industry statistics, trends, forecasts and more on PricewaterhouseCoopers LLP (www.pwc.com), IBISWorld (www.ibisworld.com), First Research (www.firstresearch.com) and Bia/Kelsey (www.biakelsey.com). The results of our research indicated that the online deal-a-day industry is a thriving industry that is expected to grow from $873 million in 2010 to $4.2 billion in 2015, representing a 36.7 percent compound annual growth rate.  (“BIA/Kelsey Revises Deals Forecast Upward Slightly, Due to More Entrants, Rapid Market Expansion and Growing Consumer Adoption.”  BIA/Kelsey, 2011).

We have written an extensive business plan in which we have identified several potential merchants in the local community whose products and services we intend to offer discounts and deals on and have determined the types of products which we intend to offer through our proposed website platform.  Further, we have enlisted the services of a design firm to design our Company logo and initial mockups of our proposed website. The full scope of the products we intend to offer is mapped out in our “Products and Services” section below.

Industry Overview and Market Opportunity

Our Company will attempt to gain market share in the daily deal e-commerce industry. As the Internet continues to change the way that people shop for products and services, there is enormous potential for developing an Internet-based company.  With trailblazers in the daily deal industry such as Groupon, BuyWithMe® and Living Social, the business model for a daily deal website has already proven to be a huge success. Companies in this industry generally operate using the same essential equation to produce revenue:

Daily Reach    X    Deal Quality    =     Revenue

Within this simple equation, Daily Reach is defined as the number of people that view your daily deals each day. Deal Quality is defined as the value a consumer sees in a given deal. We intend to utilize many of the same features that the larger industry leaders use in order to enhance Daily Reach and Deal Quality.  However, we will also attempt to carve out a niche market in the industry by focusing on family-oriented deals for children and by donating a percentage of our profits to local charities.

We intend for our first market to be located around our corporate headquarters in Maricopa County, Arizona.  We feel that there is a large population of families and children in this area to successfully launch and beta test our proposed website.  According to the U.S. Census Bureau, Maricopa County, Arizona, which includes the greater Phoenix area, was home to over 3.8 million people in 2010.  Further, the per capita income in Maricopa County was approximately $27,000 in 2009, of which approximately 55% was spent on retail products.

Consumers will be able to subscribe to our proposed website by visiting us at www.hapykidz.com and registering with us.  Registration is a one-step process where the consumer simply provides us with their e-mail address where we can send our offers.  We intend to help consumers save money by offering subscribers to our website daily deal coupons from merchants in the local community.  Our services will also be beneficial to the merchants because we will be driving consumers to their businesses.  The main business sectors which we feel will benefit the most from our proposed platform and which we intend to offer our daily deals from, are as follows:

There are many different business sectors and types of merchants within our proposed market that can be broken down into five broad categories identified below. Based on our initial market research of consumer spending and our competitors’ deals, we will try to seek out daily deals based on the percentages listed below in order to maximize subscriber purchases and increase revenue:

Products and Services

Our proposed initial products are as follows, and will be launched in the order that they appear. It is our focus to launch our first proposed product and gain the acceptance of at least ten (10) local merchants before we launch any additional products.

1.  Daily Dealeo. We plan to offer a featured daily deal from a local merchant, called a “Daily Dealeo", via an e-mail sent to our future subscribers. Each Daily Dealeo e-mail will include direct hyperlinks to our website and allow subscribers to easily view and purchase the daily deals directly from our website. The Daily Dealeos will also be accessible by directly navigating to our website.  The Daily Dealeo will be an offer made to our future subscribers to purchase goods or services from a local merchant for a discounted price of 50 – 90% off the retail value and will be available for purchase on our website for a period of 24 hours.  The merchants will decide the exact percentage discount on the goods or services, based on their in-house costs. Once we are able to develop and launch our proposed website platform, our Daily Dealeo page will look similar to the image below:

Visitors to our website will be prompted to register as a subscriber when they first visit our website.  Visitors will be able to view Daily Dealeos from our website, but will not be able to view detailed information about the Daily Dealeo or purchase a Daily Dealeo without first subscribing.  The basic Daily Dealeo page will display the “Highlights” of the deal, purchase price, value, discount and savings of the deal, the remaining time to purchase the deal, a brief summary of the fine print details, and the total number of that specific deal that have been purchased.  Further, the page will include a function that will allow subscribers to share the Daily Dealeo with their friends and families via Facebook, Twitter®, e-mail or by RSS feed.

When a subscriber decides to purchase a given deal, he or she will simply click the “Buy Now!” button on our website.  Upon clicking the “Buy Now!” button, the subscriber will automatically be taken to a separate web page that will provide additional information about the deal, detailed information about the merchant, a map of the merchant’s location and reviews of the merchant’s business.  The subscriber will then be able to make a secure purchase of the daily deal through an e-commerce platform that we will integrate into our website.  As of the date of this filing, we have not acquired any subscribers or a merchant base.

2.  National Dealeo. We plan to offer deals to our subscribers from national merchants that have locations or that offer products and services within our target area. The deals that we negotiate from national merchants will be separate from the Daily Dealeos, and will be available for purchase for longer periods of time.  Rather than run for 24 hours, a National Dealeo will remain active for 1 – 7 days, depending on the terms that are agreed to by the merchant. Once we are able to offer National Dealeos, they will appear on the right-hand side of our website as shown below. The National Dealeos will also be offered via e-mail and directly through our website and will entail the same process as the Daily Dealeos.

3.  Dealeo on the Go. Once we have created a mobile website and downloadable applications for smartphones and tablets, we intend to launch our Dealeo on the Go product which will offer products and services instantly to subscribers via their mobile devices.  The deals offered through our Dealeo on the Go product will be available for purchase for a very short time frame, approximately 24 hours or less, and can be offered directly by the merchants themselves.  We do not intend to launch this proposed product until we have established a large daily reach and a merchant base with high deal quality.

As we grow over time and collect a large backlog of deals to offer, we may begin to feature multiple deals per city per day, which will be matched to different types of subscribers based on their personal preferences. We intend to set our future products apart from the competition by offering higher payouts to merchants and developing a charitable donation program. We intend to have 100% transparency with respect to our payout structure, that is, all subscribers and merchants will be able to view from our website the portion of each sale that will be distributed to the merchant, to our Company, and to the local charity.

For each completed transaction, 70% of the revenue will be distributed to the merchant and 30% of the revenue will be distributed to the Company. Of the 30% distributed to the Company, the Company will deduct a pro rata portion (based on the purchase price of the deal) of its overall business operating expenses and the costs associated with offering the deal, not to exceed 20% of the revenue received from the transaction.  Such operating expenses and costs will include the Company’s marketing costs, wages, consulting fees, costs associated with establishing and maintaining the Company’s website, and general and administrative costs.   After these expenses and costs have been deducted from the 30%, the remaining net profits, which shall be no less than 10% of the revenue received from the transaction, will be split evenly between a local charity and the Company.  Based on this structure, the charity will never receive less than 5% of the total revenue from each completed purchase, even if the Company is not profitable.

This payout structure will be the same for each deal for each of our Daily Dealeo, National Dealeo and Dealeo on the Go products.  Accordingly, we will adjust the purchase price of each deal to cover the respective amounts to be paid to the merchant, Company and charity.  As a result, the purchase price of a deal may be higher than what a consumer may be willing to pay.  This could affect our ability to sell our intended deals, acquire large numbers of subscribers, gain market acceptance of our products and services or become profitable in the near future.

An example of a typical HapyKidz Daily Dealeo payout will be as follows:

▪

A Daily Dealeo costs $25 for $50 worth of products or services.  Here, the consumer will receive a 50% discount.  For each deal that the Company intends to offer, the percentage discount to the consumer will range from 50 – 90% off the retail value, to be determined by the merchants based on their in-house costs.

▪

Of the $25 paid by the consumer, 70% ($17.50) will be distributed to the merchant and 30% ($7.50) will be distributed to the Company.

▪

Of the 30% ($7.50) distributed to the Company, the Company will deduct a pro rata portion of the Company’s overall operating expenses and costs associated with offering the deal.  For this example, we will assume that the pro rata portion of the Company’s expenses and costs for a $25.00 deal equals $3.80.

▪

The remaining net profits of $3.70 will be split evenly between the Company ($1.85) and the charity ($1.85).

According to our industry research, most daily deal companies offer 50% of the revenue to the merchant and retain 50% for their own company. We believe that by offering a higher payout structure to our merchants we will be able to break into the industry faster and obtain a larger share of the market more quickly. We believe that our higher payout structure will entice merchants to provide us with top quality deals, thus enhancing the value of our proposed products.  However, it is unknown at this time if the large percentage of revenue that we intend to offer merchants and charities will limit our ability to generate substantial revenues.  This may prevent our Company from operating profitably; if we are unable to operate profitably, we may be forced to cease all business operations.

We believe our proposed products will also gain market share because of our charitable donation payout. We will donate at least 5% of our revenues to charities even if the Company is not profitable. Before we launch our website, we plan to partner with three local charities in each community in which we will offer our intended products.  When subscribers make purchases from our website, they will have the option to select one of the three charities that will receive a percentage of the purchase. Our charitable donations structure will utilize what is known as “embedded generosity”, wherein the donation will be made without any extra out-of-pocket costs to the subscribers or merchants.  Embedded generosity is a simple way to make a donation without requiring any extra cost or effort, as the donation is made through tasks or activities, such as online shopping, that consumers engage in on a daily basis.

As of the date of this filing, we have not acquired a subscriber or merchant base.  We intend to attract subscribers and merchants to our proposed website through our marketing plan, as outlined below in the section entitled “Marketing and Distribution Strategy”, which shall include word-of-mouth advertising and a marketing campaign.  We will seek to acquire subscribers by advertising the key features of our business model, family-oriented deals and charitable donations.  We will seek to attract merchants by advertising our payout structure whereby 70% of the revenue generated from consumer purchases will be distributed to the merchant.  Initially, we do not intend to offer any other incentives to merchants until our business operations become profitable.

Plan of Operations, Growth Strategy and Anticipated Milestones

Until the Offering is complete, we will continue to research and develop our business model so that when we are able to raise funds from the sale of our securities, we will be ready to proceed with our plan of operations.  After the completion of this Offering, if the maximum amount of funds is generated, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  Our business operations will be divided into the following core functions to address the needs of our merchants and subscribers.

Website Development.  The first step in realizing our business model is the design and development of our intended website platform. We will need to contract a website developer to build a custom daily deal website, as well as an in-depth back-end to our website that will allow our Company to store and view details about every merchant, subscriber, and charity, easily upload new deals, track sales and much more. Our intended website platform will be developed based off of the initial design mockups that we have developed with the help of a designer.  The website developer that we intend to engage will also integrate an e-commerce platform into our website to process credit cards and post payments to different accounts.  Our website will be hosted by a website hosting company that will host our website and applications, as well as our back-end development and analytical platform.  The Company has not yet secured website hosting to host our website, however, we do not foresee any problems in obtaining hosting prior to the launch of our intended website.

Once we establish a consistent revenue flow, we plan to devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. We will employ an information technology team that will focus on the design and development of new features and products, maintenance of our website and development and maintenance of our internal operational systems. Eventually, we would also like our technicians to develop advanced technology to improve the experience we offer to subscribers and merchants and to increase the efficiency of our business operations.

Sales Representatives.  The sales representatives that we intend to hire will help identify merchant leads and manage deal scheduling to maximize deal quality and variety within our market.  In identifying merchant leads, sales representatives will be instructed to rank local merchants based on reviews, local feedback and their representation of goods and services geared towards families and children. We envision that our standard contractual arrangements will grant us the exclusive right to feature certain deals for a merchant’s products and services for a limited time period and provide us with the discretion as to whether or not to offer the deal during such period. In scheduling deals, sales representatives will review deals in our merchant pool and determine which deals to offer based on the viability and quality of the deal as well as gross profit and marketing goals. Sales representatives will be given sales quotas based on category performance in a particular area, such as addressable market size and scheduling diversity. Until such a time that we are able to hire editorial writers, our future sales representatives will also be responsible for creating content for each deal we offer. As of the date of this filing, we have not yet retained any sales representatives. We plan to hire our first sales representatives during the building of our website platform so that we have active Daily Dealeos when we are ready to launch our website.

Customer Service.    Our future customer service department will be run by our President, Holli Morris, and will be accessible to subscribers, merchants and the general public via telephone during normal business hours, five days a week, or via e-mail 24 hours a day, seven days a week. As of the date of this filing, we have not yet retained any customer service representatives, other than our President. We will hire additional customer service representatives, as needed, as our Company grows.

Marketing. We believe that we can build a trusted and recognizable brand by delivering high deal quality to subscribers in a niche market focused on families and children, and by offering a payout structure to merchants that is greater than that of our competitors.  After the beta testing of our website is complete, we plan to hire a professional marketing firm full-time to advertise our brand. Once we have initiated our marketing plan, we believe that a substantial portion of our subscribers and merchants will be acquired through word-of-mouth. Our brand awareness will be an ongoing process as we try to establish our Company and grow to new markets.

Growth Strategy

We hope to become an integral part of the lives of local families. We would like our website to be used on a daily basis by families that are looking to save money on quality goods and services in their local communities. The core functions of our Company will ultimately work together to produce the key elements of our growth strategy. We feel that the key elements to our growth will be:

•

Grow our subscriber base.

•

Grow the number of merchants we feature.

•

Increase the number of charities to receive a portion of our sales.

•

Increase the number and variety of our products.

•

Expand our business beyond our initial target market in Maricopa County, Arizona.

Expand our business through strategic acquisitions and partnerships.

Significant Milestones

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our Company.  All expected dates that are proposed within the following milestone descriptions assume that we have received a Notice of Effectiveness from the SEC and have completed this Offering.

▪

Website Development – Target time frame:  0 to 2 months from the completion of this Offering. We intend to hire a website developer to rework our initial mockups of our website which will initially be designed for our Daily Dealeo product only. Once we have approved the layout of our website, our website developer will begin work on creating our public-facing and back-end website platforms and integrating an e-commerce platform into our website.  We have not secured a website developer as of the date of this filing, but we have been quoted approximately $15,000 - $18,000 for the development of our proposed daily deal website.  If 100%, 75%, or 50% of the offered shares are sold under this Offering, we will allocate $18,000 to the development of our website.  If only 20% of the offered shares are sold, we will allocate only $15,000 to its development.

▪

Hire a Sales Representative(s) – Target time frame:  1 to 3 months from the completion of this Offering. We plan to hire our first sales representative before we launch our website. We will utilize our sales representative to solicit to local merchants and obtain daily deals that will be used when our website is launched.  If 100% or 75% of the offered shares are sold under this Offering, we intend to employ two full-time sales representatives within our first year of operations at a base salary of $40,000 for each employee.  If 50% of the offered shares are sold, we intend to hire only one full-time sales representative for our first year of operations at a base salary of $40,000.  If 20% of the offered shares are sold, we will not hire a sales representative.

▪

Partner with Three Local Charities – Target time frame: 1 to 3 months from the completion of this Offering. Before the launch of our website we intend to partner with three local charities in Maricopa County, Arizona, which will be the beneficiaries of our charitable donations.  There are no costs associated with this milestone.

▪

Launch Website – Target time frame: 3 to 4 months from the completion of this Offering. Upon our initial launch, we will only offer our Daily Dealeo product. We plan to have a backlog of at least 14 Daily Dealeos to offer from merchants before we launch our website. The first month following the launch of our website will provide us with the beta testing of our website needed to work out any bugs that may be apparent in the coding of our website or payment platform.  The costs associated with launching our website are included in the website development fees of approximately $15,000 - $18,000, depending upon the number of shares sold under this Offering (please refer to the Website Development milestone above).

▪

Hire Marketing Firm – Target time frame: 4 to 5 months from the completion of this Offering. After the beta testing of our website is finished, we will hire a marketing firm full-time to develop an advertising campaign for our products in all the major cities in Maricopa County, Arizona. Our marketing campaign will focus on helping families save money on goods and services available in their local communities, while promoting family values through charitable donations.  If 100% or 75% of the offered shares are sold under this Offering, we will budget $32,000 for a marketing firm to market our products for a period of approximately eight months, at an expected cost of $4,000 per month.  We believe that eight months will be a sufficient amount of time to build HapyKidz.com into a trusted and recognizable brand.  If 50% of the offered shares are sold under this Offering, we will budget $16,000 for the marketing of our products for four months at $4,000 per month.  If 20% of the offered shares are sold, we will not be able to hire a marketing firm.

▪

Launch National Dealeo – Target time frame: 4 to 5 months from the completion of this Offering. Once traffic on our website begins to increase and the number of our subscribers increases, which we anticipate will happen 1-2 months after the initial launch of our website, we plan to offer our National Dealeo product which will require our sales representative(s) to expand outside of the local community to contact and secure deals from national merchants.  If we raise the maximum amount of funds under this Offering (100% of offered shares sold), we will budget a total of $25,000 for the continued advancement and maintenance of our website for twelve months, which fees shall include the costs to launch our National Dealeo product.  If 75%, 50% or 20% of the offered shares are sold under this Offering, we shall budget a total of $20,000, $5,000 and $0, respectively, for the advancement and maintenance of our website for twelve months, including the launch of our National Dealeo product.

▪

Mobile Website, Mobile and Tablet Applications and Dealeo on the Go – Target time frame: 5 to 6 months from the completion of this Offering. After the launch of our National Dealeo product, we will begin the development of our mobile website and applications for smartphones and tablets, and will begin to offer our Dealeo on the Go product whereby subscribers can receive exclusive, short-term deals via their mobile devices.  The costs associated with developing our mobile website and applications and launching our Dealeo on the Go product are included in the fees budgeted for the continued advancement and maintenance of our website of approximately $0 - $25,000, depending upon the number of shares sold under this Offering (please refer to the Launch National Dealeo milestone above).

▪

Seek Protection of our Intellectual Property – Target time frame: 6 to 7 months from the completion of this Offering.  After we have launched our Daily Dealeo, National Dealeo and Dealeo on the Go products, we will apply for trademark protection in the United States of “HAPYKIDZ”, “DAILY DEALEO”, “NATIONAL DEALEO”, and “DEALEO ON THE GO”.  We will also seek copyright protection of our HAPYKIDZ logo in the United States.  We may later seek patent protection in the United States of the technologies that will drive our website platform and our applications.

▪

Grow to 100,000 Subscribers – Target time frame: 7 to 8 months from the completion of this Offering. Growing to a subscriber base of 100,000 people would be a very significant milestone in our growth process. We believe that with the help of the professional marketing firm we intend to engage, this goal can be achieved after 3 to 4 months of heavy marketing within Maricopa County.

▪

Grow to 10 Individual Cities – 8 to 10 months from the completion of this Offering. Once we have built a large subscriber base and a large database of merchants that offer us deals, we plan to focus our marketing efforts on more specific cities throughout Arizona, rather than a broad approach throughout Maricopa County, Arizona.  This will allow us to offer deals that are more tailored to our subscribers’ needs.  We intend to have merchants and subscribers in the 10 largest cities in Arizona including: Phoenix, Tucson, Mesa, Chandler, Glendale, Scottsdale, Gilbert, Tempe, Peoria and Sunrise.

▪

Launch National Marketing Campaign – Target time frame: 10 to 12 months from the completion of this Offering. If we are able to manage our growth in Maricopa County and throughout Arizona, we intend to launch our website on a national scale.

▪

Seek Strategic Acquisitions and Partnerships – Target time frame: 13 to 16 months from the completion of this Offering.  If we are able to generate significant revenue, maintain steady business operations, and significantly increase the number of our sales representatives and employees, we will seek strategic acquisitions and partnerships with small companies throughout the United States that have a similar business model as we do, to help our Company expand beyond Maricopa County.  We believe that the benefit of these acquisitions and partnerships would be to provide us with localized management and access to subscribers and merchants that we might not otherwise reach.

Marketing and Distribution Strategy

We plan to grow our subscriber base and merchant base through marketing initiatives and by word-of-mouth advertising.  After we have beta tested our website, we plan to employ a marketing firm full-time to initiate an advertising campaign for our products throughout Maricopa County. We hope to employ all forms of marketing during the campaign and to develop innovative ways to market our Company. Offline marketing tools may include traditional television, billboard or radio advertisements.  Online marketing may consist of search engine optimization, display advertisements, referral programs and affiliate marketing.  We also intend to sponsor local events, particularly involving the charities that will receive a percentage of our sales, to increase our visibility in our targeted community and to build our brand.

We plan to distribute our daily deals through our website, daily e-mails to all of our subscribers, social networks, and applications for smartphones and tablets that we intend to create.

HapyKidz.com Website.    Visitors to our website will be prompted to register as a subscriber when they first visit our website. We believe that the simplicity of the registration process and the immediate access to our daily deals will grow our subscriber base significantly, and thereafter subscribers will use our website as a portal for viewing and purchasing our featured Daily Dealeos.

E-mail.  The daily e-mails to our subscribers will contain one featured Daily Dealeo deal with a description of the deal being offered and a link to our website where the subscriber can learn more about the deal and purchase it directly.  As our Company grows and we begin to launch our National Dealeo and Dealeo on the Go products, our daily e-mails will include links to other available deals from our website so that subscribers can view all of the current deals offered within their community.

Social Networks.    We intend to advertise our daily deals through several social networks including Facebook, Google and more.  Due to the ever-increasing popularity of social networks, we feel that advertising via social networks will significantly increase our daily reach to current and potential subscribers and raise awareness of our brand name and mission to promote family values and goodwill.

Applications for Smartphones and Tablets.    We intend to develop downloadable applications for smartphones and tablets from which subscribers will be able to access our daily deals.  Our applications will be engineered to be compatible with iPhone, Android, Blackberry and Windows mobile operating systems.

Competition

Due to the success of companies such as Groupon and Living Social, a number of competing daily deal websites have emerged attempting to replicate the same or similar business model. Our major national competitors will be Groupon, Living Social, Facebook, Google and BuyWithMe. These competitors offer substantially the same or similar products as those that we intend to offer, yet on a larger and more widespread scale. We will also compete with emerging companies, just like us, that are focused on special merchant categories or markets.  Offline competitors will include newspapers, magazines and other businesses that offer coupons and discounts on products and services in our targeted market in Maricopa County or nationwide.

Many of our current and potential competitors have longer operating histories, greater name recognition, significantly greater financial, technical, marketing and other resources, and larger subscriber and merchant bases than we do.   As a result, these competitors may engage in more extensive research and development efforts, undertake farther-reaching marketing campaigns, and adopt more aggressive pricing policies than us. These factors may allow our competitors to generate greater revenues with fewer costs, respond more quickly to new or emerging trends and changes in subscriber requirements, or achieve greater market acceptance of their products than we can.

We believe that one of our competitive strengths is our focus on the niche market of family-oriented merchants who will offer money-saving discounts on products and services designed for families and children.  There are several online companies that offer similar products or that have a similar business model as our intended business, however, we are not aware of other national or local companies in Maricopa County that are focused on this specific market.  Further, we believe that our charitable donation business model will make us competitive because we believe that subscribers will be more likely to purchase products from businesses that support their local charities, particularly when the subscribers are allowed to personally select from the eligible charities to receive a portion of the sales.

Government Regulations

Our website, applications and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, libel, data protection, consumer protection, intellectual property, advertising, taxation, and e-commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws governing those areas apply to the Internet and to our Company, as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.  Nonetheless, laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online.  Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to subscribers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Further, the federal Credit Card Accountability, Responsibility and Disclosure Act of 2009 (“CARD Act”), as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons ("gift cards"), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards, or requiring specific disclosures on or in connection with gift cards. Our proposed products will generally fall into the category of "gift cards" in many of these laws. However, the CARD Act and a number of states provide exemptions or modifications from these provisions for gift cards that are issued as part of a promotion or promotional program. If our proposed products are subject to the CARD Act, and are not included in the exemptions or modifications for promotional programs, it is possible that the purchase value, which is the amount equal to the price paid for the deal, or the promotional value, which is the add-on value of the deal in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the deal was issued; (ii) the deal’s stated expiration date (if any); or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption or modification for our proposed products applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards and that do not have exemptions that apply to the purchase value or the promotional value, or both, the Company may be required to honor the full offer value (the total of purchase value and promotional value) until redeemed. Our terms of use and agreements with our merchants will require merchants to continue to honor unredeemed deals that are past the stated expiration date of the promotional value of the deal to the extent required under the applicable law.

In addition, some states also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We may have to remit funds to the government relating to unredeemed deals under these laws. The analysis of the potential application of the unclaimed and abandoned property laws to our proposed products is be complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with subscribers and merchants and our future role as it relates to the issuance and delivery of our products.

Furthermore, our Company must also make sure that we maintain full transparency with respect to our donation model. Commercial Co-Venturer Laws (“CCV”) laws generally protect consumers and charities against fraudulent or misleading advertising and help to assure that promised donations get delivered to the proper place. Within our business model, a percentage of each purchase made through our website or applications will go to a local charity.  We intend to include a full breakdown of our payouts on our website, viewable by all visitors to our website, including subscribers and merchants, to ensure full transparency in our charitable donations and to abide by CCV laws.

Intellectual Property

As of the date of this filing, we have no copyrights, trademarks, service marks, trade secrets, trade dress, or patents pending in regard to our Company, business models, technologies, products or services.  We have, however, secured our website domain name, www.hapykidz.com.  Approximately 6 to 7 months following the completion of this Offering, we will apply for trademark protection in the United States of “HAPYKIDZ”, “DAILY DEALEO”, “NATIONAL DEALEO”, and “DEALEO ON THE GO”.

However, we may not be able to obtain trademark protection of or use “DAILY DEALEO”, “NATIONAL DEALEO” or “DEALEO ON THE GO”. The Company is aware that there is an application pending with the United States Patent and Trademark Office covering the term “DEALEO”. Accordingly, the Company may have to alter or create such alternate terms in the future in order to avoid infringement claims. We intend to seek copyright protection of our HAPYKIDZ logo in the United States.  We may later seek patent protection in the United States of the technologies that will drive our website platform and our applications.  Securing these protections will be material to our business as it will raise awareness of our brand and products and protect our ideas from use by other companies with a similar business model.

We intend to protect our future intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We hope to control access to our proprietary technology by entering into confidentiality agreements with our future employees, consultants or any third parties we may engage.

Employees and Consultants

As of the date of this filing, the Company has no full-time employees. We currently rely on our sole officer and director, Holli Morris, to manage all aspects of our business. Ms. Morris devotes approximately 30-40 hours per week to our Company. We intend to increase the number of our employees and consultants to meet our needs as the Company grows.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF HAPYKIDZ.COM, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS AMENDED REGISTRATION STATEMENT ON FORM S-1A.

RESULTS OF OPERATIONS

Revenues

For the period from July 28, 2011 (date of inception) to November 30, 2011, the Company did not earn any revenues.

Operating Expenses

For the three months ended November 30, 2011

For the three months ended November 30, 2011, the Company incurred $13,676 of operating expenses comprised of $10,000 in professional fees for accounting, audit, and legal services relating to the Company’s S-1 registration process, $3,000 for management fees to the President and Director of the Company at a rate of $1,000 per month, and $676 of general and administrative costs relating to general operating costs incurred by the Company.

As at November 30, 2011, the Company had a net loss of $14,049.  In addition to operating expenses, the Company also incurred $373 of interest expense relating to interest accrued on notes payable of $21,000 that is unsecured, due interest at 10% per annum, and due on demand.

From July 28, 2011 (date of inception) to August 31, 2011

For the period from July 28, 2011 (date of inception) to August 31, 2011, the Company incurred $9,581 of operating expenses comprised of $5,000 in professional fees for legal services relating to the Company’s incorporation and start-up costs, $2,500 for website development expenses, $1,000 for management fees to the President and Director of the Company, and $1,081 of general and administrative costs relating to incorporation costs incurred by the Company.

As at August 31, 2011, the Company had a net loss of $9,688.  In addition to operating expenses, the Company also incurred $107 of interest expense relating to interest accrued on notes payable of $11,000 that is unsecured, due interest at 10% per annum, and due on demand.

Our ability to generate future revenues and become profitable will depend on a number of factors including, among several others, the structure of our proposed business model, our ability to acquire subscribers and merchants, and the technological strength of our proposed website platform.  Within our proposed business model, we intend to offer 70% of our future revenues to merchants and to donate 50% of our net profits to charities, even if the Company is not profitable.   This business model may limit our ability to generate substantial revenues to cover our operating expenses and may prevent our Company from operating profitably.  Additionally, our revenues and profits will be affected by the number of subscribers and merchants that will use our proposed website as well as the technological strength and adaptability of our proposed website platform.  If we are unable to acquire a large subscriber and merchant base or develop and maintain a strong website platform, our business will fail.  Further, there are several factors which are beyond our control that will affect our future revenues and profits including general economic conditions, competition, and market acceptance of our future website platform and proposed products and services. Due to the foregoing factors, we cannot predict with any degree of certainty when we will begin to generate revenues or become profitable.  However, as described above under the section entitled “Significant Milestones,” our target time frame to begin to generate revenues is three to four months from the completion of this Offering.

LIQUIDITY AND CAPITAL RESOURCES

November 30, 2011

As at November 30, 2011, the Company has a cash and total asset balance of $6,743 and total liabilities of $30,480. Liabilities are comprised of $241,000 of note payable owed to President and Director of the Company, of which $21,000 is unsecured, due interest at 10% per annum, and due on demand, $74,000 owing to the President and Director of the Company for management fees and financing for the Company’s start-up costs which is unsecured, non-interest bearing, and due on demand.  As at November 30, 2011, the Company recorded $480 of accrued interest relating to the note payable and $2,000 for outstanding and unpaid professional fees that are recorded in accounts payable and accrued liabilities.

August 31, 2011

As at August 31, 2011, the Company has a cash and total asset balance of $5,419 and total liabilities of $15,107.  Liabilities are comprised of $1114,000 of note payable owed to President and Director of the Company, of which $11,000 is unsecured, due interest at 10% per annum, and due on demand, $4,000 owing to the President and Director of the Company for management fees and financing for the Company’s start-up costs which is unsecured, non-interest bearing, and due on demand.  As at August 31, 2011, the Company recorded $107 of accrued interest relating to the note payable.

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from the issuance of equity or debt or through obtaining a credit facility.  If we require additional funding, we will seek such funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

Cashflows from Operating Activities

Three months ended November 30, 2011

During the three months ended November 30, 2011, the Company used cash of $8,676 for operating activities which were financed by proceeds received from financing activities. The cash for operating activities were used for payment of outstanding professional fees and incorporation costs relating to the start-up of the Company and the costs incurred for the S-1 registration process.

Period from July 28, 2011 (date of inception) to August 31, 2011

During the period from July 28, 2011 (date of inception) to August 31, 2011, the Company has used cash of $8,581 for operating activities, including $5,000 for professional fees and $2,500 for website development costs in addition to start-up costs of $1,081.

Cashflows from Investing Activities

During the period from July 28, 2011 (date of inception) to November 30, 2011, the Company did not engage in any investing activities.

Cashflows from Financing Activities

Three months ended November 30, 2011

During the three months ended November 30, 2011, the Company received $10,000 of cash financing from the issuance of notes payable which are unsecured, bears interest at 10% per annum, and is due on demand.

Period from July 28, 2011 (date of inception) to August 31, 2011

During the period from July 28, 2011 (date of inception) to August 31, 2011, the Company received cash flow of $14,000 from financing activities relating to the issuance of the note payable to a related party for $11,000 200 which was unsecured, due bears interest at 10% per annum, and due on demand, and on this amount the Company made a $200 payment. The Company also received $3,000 of financing from related parties for financing of start-up costs.

As at November 30, 2011, the Company has a going concern assumption as the Company has only earned minimal amounts of revenue, has no certainty of earning revenues in the future, has a working capital deficit and an accumulated deficit of $23,737 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer.  Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Ms. Morris, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Holli Morris	32	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

HOLLI MORRIS.  Holli Morris has over six years of experience as a manager and sales consultant in the mortgage and banking industry.  Since January 2006, Ms. Morris has worked as a Sales Assistance Consultant for Wells Fargo Business Real Estate Finance, where she sells to and trains national business and retail bankers on commercial loan products and procedures.  Prior to working for Wells Fargo, Ms. Morris was a Business Development Manager for MILA, Inc. from June 2005 to January 2006, where she sold a broad range of 400+ loan programs to mortgage broker offices.  From January 2004 to June 2005, Ms. Morris worked as a Relationship Manager/Processor for MILA, Inc., where her responsibilities included acting as a liaison between mortgage brokers and underwriting and processing loan packages.  Ms. Morris was appointed as sole officer and director of the Company due to her prior management and business experience.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the fiscal year ended August 31, 2011 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Holli Morris	Chairman, CEO and President	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:  There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Holli Morris, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Holli Morris, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Morris collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Ms. Morris unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which was filed as Exhibit 14.1 to our Registration Statement on Form S-1 as filed with the SEC on October 25, 2011.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  February 13, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 13, 2012, we had 7,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Holli Morris 6409 E. Nisbet Road Scottsdale, AZ 85254	7,500,000	100%

	Total	7,500,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 27, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 7,500,000 shares of its Common Stock, $0.001 par value per share, to Holli Morris as founders’ shares as consideration for Ms. Morris’ pre-incorporation services to the Company.  As a result, Ms. Morris owns 100% of the issued and outstanding common shares of the Company.

Further, Ms. Morris provides us with office space free of charge at this time.

On August 10, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $2,000 to Ms. Morris, to evidence funds previously loaned by Ms. Morris to the Company. The $2,000 principal amount underlying the Promissory Note was loaned to the Company on July 15, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon 10 days written notice from Ms. Morris.

On August 10, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $9,000 to Ms. Morris, to evidence funds previously loaned by Ms. Morris to the Company. The $9,000 principal amount underlying the Promissory Note was loaned to the Company on July 29, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon 10 days written notice from Ms. Morris.

During the period ended August 31, 2011, the Company incurred $1,000 of management fees to the President and Director of the Company.  The management fees owed are in exchange for services provided to the Company which include the incorporation of the Company, organization of the business, design of the business model, and oversight of the Company’s finances.  Currently the Company has not entered into a formal Management Agreement that details the payments of such fees.

During the period ended August 31, 2011, the Company received $3,200 from the President and Director of the Company for financing the day to day operations.  During the same period the Company repaid $200 of the cash received.

On December 6, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $10,000 to Ms. Morris, to evidence funds previously loaned by Ms. Morris to the Company. The $10,000 principal amount underlying the Promissory Note was loaned to the Company on October 25, 2011, and accrues interest at the rate of 10% per annum, and is due and payable on demand upon 10 days written notice from Ms. Morris.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended August 31, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Holli Morris, our President and Chief Executive Officer.

Hapykidz.com, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

November 30, 2011 (unaudited) and August 31, 2011

Balance Sheets

F–1

Statements of Operations

F–2

Statements of Cash Flows

F–3

Statements of Stockholders’ Equity

F–4

Notes to the Financial Statements

F–5

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Condensed Balance Sheets

(Expressed in US dollars)

	November 30, 2011 $	August 31, 2011 $

ASSETS

Cash	6,743	5,419

Total Assets	6,743	5,419

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	2,480	107
Accrued compensation	4,000	1,000
Notes payable – related party	24,000	14,000

Total Liabilities	30,480	15,107

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share	7,500	7,500
Issued and outstanding: 7,500,000 common shares

Additional paid-in capital	(7,500)	(7,500)

Accumulated deficit during the development stage	(23,737)	(9,688)

Total Stockholders’ Deficit	(23,737)	(9,688)

Total Liabilities and Stockholders’ Deficit	6,743	5,419

(The accompanying notes are an integral part of these condensed financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Condensed Statements of Operations

(Expressed in US dollars)

	For the three months ended November 30, 2011 $	For the period from July 28, 2011 (Date of Inception) to November 30, 2011 $

Revenues	–	–

Operating Expenses

General and administrative	676	1,757
Management fees	3,000	4,000
Professional fees	10,000	15,000
Website expense	–	2,500

Total Operating Expenses	13,676	23,257

Net loss before other expenses	(13,676)	(23,257)

Other Expenses

Interest expense	(373)	(480)

Net Loss	(14,049)	(23,737)
Net Earnings per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	7,500,000

(The accompanying notes are an integral part of these condensed financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Condensed Statements of Cashflows

(Expressed in US dollars)

	For the three months ended November 30, 2011 $	For the period from July 28, 2011 (Date of Inception) to November 30, 2011 $

Operating Activities

Net loss for the period	(14,049)	(23,737)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	2,373	2,480
Accrued compensation	3,000	4,000

Net Cash Used In Operating Activities	(8,676)	(17,257)

Financing Activities

Proceeds from issuance of notes payable to a related party	10,000	24,200
Payment of principle on notes payable to a related party	–	(200)

Net Cash Provided by Financing Activities	10,000	24,000

Increase in Cash	1,324	6,743

Cash – Beginning of Period	5,419	–

Cash – End of Period	6,743	6,743

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these condensed financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Hapykidz.com, Inc. (the “Company”) was incorporated in the state of Nevada on July 29, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2011 audited financial statements.  The results of operations for the periods ended November 30, 2011 and the same period last year are not necessarily indicative of the operating results for the full years.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of August 31, 2011, the Company has not recognized any revenue, and has a working capital deficit and an accumulated deficit of $23,737. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

b)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is August 31.

c)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of November 30, 2011, the Company did not have any potentially dilutive shares.

e)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Payable

a)

On July 15, 2011, the Company issued a $2,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, bears interest at 10% per annum, and is due on demand. As at November 30, 2011, the Company recorded accrued interest of $76 in accounts payable and accrued liabilities.

b)

On July 29, 2011, the Company issued a $9,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, bears interest at 10% per annum, and is due on demand. As at November 30, 2011, the Company recorded accrued interest of $306 in accounts payable and accrued liabilities.

c)

On October 25, 2011, the Company issued a $10,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, bears interest at 10% per annum, and is due on demand. As at November 30, 2011, the Company recorded accrued interest of $98 in accounts payable and accrued liabilities.

4.

Related Party Transactions

a)

During the periods ended November 30, 2011 and August 31, 2011, the Company incurred $3,000 and $1,000, respectively, of management fees payable to the President and Director of the Company. The resulting compensation expense is included in accrued compensation of $4,000 and $1,000 at November 30, 2011 and August 31, 2011, respectively.

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

HapyKidz.com, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the period ended August 31, 2011

Report of Independent Registered Public Accounting Firm

F-8

Balance Sheet

F-9

Statement of Operations

F-10

Statement of Cash Flows

F-11

Statement of Stockholders’ Equity

F-12

Notes to the Financial Statements

F-13

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

HapyKidz.com, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of HapyKidz.com, Inc. as August 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on July 28, 2011 through August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of HapyKidz.com, Inc. as of August 31, 2011, and the results of their operations and their cash flows from inception on July 28, 2011 through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $9,688 as of August 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

October 13, 2011

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

August 31, 2011 $

ASSETS

Cash	5,419

Total Assets	5,419

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	1,107
Due to a related party	3,000
Notes payable – related parties	11,000

Total Liabilities	15,107

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share	7,500
Issued and outstanding: 7,500,000 common shares

Additional paid-in capital	(7,500)

Accumulated deficit during the development stage	(9,688)

Total Stockholders’ Deficit	(9,688)

Total Liabilities and Stockholders’ Deficit	5,419

(The accompanying notes are an integral part of these financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

For the period from July 28, 2011 (Date of Inception) to August 31, 2011 $

Revenues	–

Operating Expenses

General and administrative	1,081
Management fees	1,000
Professional fees	5,000
Website expense	2,500

Total Operating Expenses	9,581

Net loss before other expenses	(9,581)

Other Expenses

Interest expense	(107)

Net Loss	(9,688)
Net Earnings per Share – Basic and Diluted	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted	7,500,000

(The accompanying notes are an integral part of these financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in US dollars)

For the period from July 28, 2011 (Date of Inception) to August 31, 2011 $

Operating Activities

Net loss for the period	(9,688)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	1,107

Net Cash Provided By (Used In) Operating Activities	(8,581)

Financing Activities

Proceeds from notes payable – related party	11,200
Proceeds from related party	3,000
Repayment to related party	(200)

Net Cash Provided by Investing Activities	14,000

Increase in Cash	5,419

Cash – Beginning of Period	–

Cash – End of Period	5,419

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From July 28, 2011 (Date of Inception) to August 31, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – July 28, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	7,500,000	7,500	(7,500)	–	–

Net loss for the period	–	–	–	(9,688)	(9,688)

Balance – August 31, 2011	7,500,000	7,500	(7,500)	(9,688)	(9,688)

(The accompanying notes are an integral part of these financial statements)

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

HapyKidz.com, Inc. (the “Company”) was incorporated in the state of Nevada on July 28, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of August 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $9,688. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of August 31, 2011, the Company did not have any potentially dilutive shares.

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

c)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

d)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of August 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

a)

During the period ended August 31, 2011, the Company incurred $1,000 of management fees to the President and Director of the Company.  The management fees owed are in exchange for services provided to the Company which include the incorporation of the Company, organization of the business, design of the business model, and oversight of the Company’s finances.  Currently the Company has not entered into a formal Management Agreement that details the payments of such fees.

b)

During the period ended August 31, 2011, the Company received $3,200 from the President and Director of the Company for financing the day to day operations.  During the same period the Company repaid $200 of the cash received.

HAPYKIDZ.COM, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Notes Payable – Related Parties

d)

On July 15, 2011, the Company issued a $2,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at August 31, 2011, the Company recorded accrued interest of $26 in accounts payable and accrued liabilities.

e)

On July 29, 2011, the Company issued a $9,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at August 31, 2011, the Company recorded accrued interest of $81 in accounts payable and accrued liabilities.

5.

Common Shares

On July 29, 2011, the Company issued 7,500,000 common shares as founders’ shares to the President and Director of the Company as consideration for Ms. Morris’ pre-incorporation services to the Company.

6.

Income Taxes

The Company has $9,688 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at August 31, 2011, the Company had no uncertain tax positions.

August 31, 2011 $

Net loss before taxes	(9,688)
Statutory rate	34%

Computed expected tax recovery	3,294
Valuation allowance	(3,294)

Income tax provision	–

7.

Subsequent Events

On December 6, 2011, the Company issued a $10,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand.

In accordance with ASC 855-10, the Company’s management has reviewed all material events; there are no additional material subsequent events to report.

PROSPECTUS

HAPYKIDZ.COM, INC.

6409 E. Nisbet Road

Scottsdale, AZ 85254

 (480) 242-3061

3,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February ___, 2012

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$34.83
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,034.83*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 27, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 7,500,000 shares of its Common Stock, $0.001 par value per share, to Holli Morris as founders’ shares as consideration for Ms. Morris’ pre-incorporation services to the Company. As a result, Ms. Morris owns 100% of the issued and outstanding common shares of the Company.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of HapyKidz.com, Inc.(1)
3.2	Bylaws of HapyKidz.com, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Promissory Note between the Company and Holli Morris(1)
10.2	Promissory Note between the Company and Holli Morris (1)
10.3	Promissory Note between the Company and Holli Morris (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of February, 2012.

HAPYKIDZ.COM, INC.

By:	/s/ Holli Morris
Name:	Holli Morris
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holli Morris, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of HapyKidz.com, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Holli Morris	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	February 23, 2012
Holli Morris

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of HapyKidz.com, Inc.(1)
3.2	Bylaws of HapyKidz.com, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Promissory Note between the Company and Holli Morris(1)
10.2	Promissory Note between the Company and Holli Morris(1)
10.3	Promissory Note between the Company and Holli Morris(1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.